Exhibit 1.1

5,000,000 Shares

MeetMe, Inc.

Common Stock

Underwriting Agreement

dated July 23, 2014

JMP SECURITIES LLC

Underwriting Agreement

Underwriting Agreement

July 23, 2014

JMP SECURITIES LLC

600 Montgomery Street

San Francisco, California 94111

As Representative of the several Underwriters

Ladies and Gentlemen:

Introductory. MeetMe, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule A (the “List of the Underwriters”) attached hereto (collectively, the “Underwriters”) an aggregate of 5,000,000 shares (the “Firm Offered Shares”) of its Common Stock, par value $0.001 per share (the “Common Stock”) in accordance with the terms and conditions set forth in this Underwriting Agreement (the “Agreement”). In addition, the Company has granted to the Underwriters an option to purchase up to an additional 750,000 shares (the “Optional Offered Shares”) of Common Stock, as provided in Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”). The Firm Offered Shares and, if and to the extent such option is exercised, the Optional Offered Shares are collectively called the “Offered Shares.” JMP Securities LLC (“JMP”) has agreed to act as representative of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Offered Shares.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-190535) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and such amendments to such registration statement (including post effective amendments) as may have been required to be filed prior to the date of this Agreement. Such registration statement has been declared effective by the Commission. Such registration statement, including amendments thereto (including post-effective amendments thereto) as amended (including any post effective amendments), at the time of effectiveness thereof (the “Effective Time”), the exhibits and any schedules thereto at the Effective Time or thereafter during the period of effectiveness and the documents and information otherwise deemed to be a part thereof or included therein by the Securities Act or otherwise pursuant to the Rules and Regulations at the Effective Time or thereafter during the period of effectiveness, is herein called the “Registration Statement.” If the Company has filed or files an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462(b) Registration Statement”), then any reference herein to the term Registration Statement shall include such Rule 462(b) Registration Statement.

The Company is filing with the Commission pursuant to Rule 424 under the Securities Act a final prospectus supplement to a form of prospectus included in the Registration Statement that discloses the public offering price and other final terms of the Offered Shares. The form of prospectus included in the Registration Statement at the time it was declared effective, as it may have been amended, modified or supplemented and filed with the Commission after such effective date and prior to the date hereof pursuant to Rule 424(b)(3), is hereinafter called the “Base Prospectus,” and such final prospectus supplement, as filed, along with the Base Prospectus, is hereinafter called the “Final Prospectus.” Such Final Prospectus and any preliminary prospectus supplement or “red herring” relating to the Offered Shares, including the preliminary prospectus supplement dated July 22, 2014 (the “Preliminary Prospectus”), in the form in which they shall be filed with the Commission pursuant to Rule 424(b) under the Securities Act (including the Base Prospectus as so supplemented) is hereinafter called a “Prospectus.”

For purposes of this Agreement, all references to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Final Prospectus, the Preliminary Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system. All references in this Agreement to amendments or supplements to the Registration Statement, the Rule 462(b) Registration Statement, the Base Prospectus, the Final Prospectus or the Preliminary Prospectus shall be deemed to mean and include any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”), that is deemed to be incorporated by reference therein or otherwise deemed by the Securities Act to be a part thereof and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to 5:30 a.m., San Francisco time, on July 23, 2014 (the “Time of Sale”), the Company had prepared the following information (collectively, the “General Disclosure Package”): the Base Prospectus, the Preliminary Prospectus, each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule B hereto and the pricing information set forth on Schedule B.

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1.     Representations and Warranties of the Company.

The Company hereby represents, warrants, and covenants to each Underwriter as follows:

(a)     Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Preliminary Prospectus.

(b)     General Disclosure Package. The General Disclosure Package, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in such General Disclosure Package. No statement of material fact included in the Prospectus has been omitted from the General Disclosure Package and no statement of material fact included in the General Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)     Issuer Free Writing Prospectus. Other than the Preliminary Prospectus and the Final Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule B hereto and other written communications approved in writing in advance by the Representative(s). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the General Disclosure Package, such Issuer Free Writing Prospectus, did not, and at the Closing will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus.

(d)     Registration Statement and Final Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the applicable requirements and provisions of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Final Prospectus and any amendment or supplement thereto and as of the Closing Date, the Final Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement and the Final Prospectus and any amendment or supplement thereto.

(e)     Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the applicable requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)     Status under the Securities Act. The Company is not an “ineligible issuer,” as defined under the Securities Act, at the time specified in Rule 164(h) under the Securities Act in connection with the offering of the Offered Shares.

(g)     The Underwriting Agreement. This Agreement has been duly authorized, executed, and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as (i) rights to indemnification hereunder may be limited by applicable law and (ii) the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(h)     Authorization of the Offered Shares. The Offered Shares to be purchased by the Underwriters from the Company have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement, will be validly issued, fully paid, and non-assessable, will be issued in compliance with all applicable securities laws, and will be free of preemptive, registration or similar rights and will conform to the description of the Common Stock of the Company contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)     No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(j)     No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock or long-term debt of the Company, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company (any such change is called a “Material Adverse Change”); (ii) the Company has not entered into any transaction or agreement that is material to the Company or incurred any liability or obligation, direct or contingent, that is material to the Company; and (iii)  the Company has not sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)     Independent Accountants. McGladrey LLP and Salberg & Company, P.A., who have certified certain financial statements of the Company, are each an independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act.

(l)     Financial Statements. The financial statements and the related notes thereto of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting Schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(m)     Accounting Controls. The Company maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) receipts and expenditures of the Company are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;(iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls.

(n)     Disclosure Controls. The Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management, including its principal executive officer and principal financial officer, as appropriate to allow timely decisions regarding required disclosure. The Company has carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(o)     Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(p)     Incorporation and Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease, and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and, in the case of the Company, to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, or claim.

(q)     Subsidiaries of the Company. The Company does not own or control any subsidiary which meets any of the following conditions: (i) the Company’s and its other subsidiaries’ investments in and advances to the subsidiary exceed ten percent (10%) of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or (ii) the Company’s and its other subsidiaries’ proportionate share of the total assets (after intercompany eliminations) of the subsidiary exceeds ten percent (10%) of the total assets of the Company and its subsidiaries consolidated as of the end of the most recently completed fiscal year; or (iii) the Company’s and its other subsidiaries’ equity in the income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle of the subsidiary exclusive of amounts attributable to any noncontrolling interests exceeds ten percent (10%) of such income of the Company and its subsidiaries consolidated for the most recently completed fiscal year.

(r)     Intentionally Omitted.

(s)     Capitalization and Other Capital Stock Matters. The authorized, issued, and outstanding capital stock of the Company is as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Registration Statement, the General Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described therein). The Common Stock (including the Offered Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock were issued in violation of any preemptive rights, rights of first refusal, or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal, or other rights to purchase, or equity or debt securities convertible into, exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Registration Statement, the General Disclosure Package and the Prospectus. The description of the Company’s stock option, stock bonus, and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options, and rights.

(t)     Stock Exchange Listing. The Common Stock (including the Offered Shares) is registered pursuant to Section 12(b) of the Exchange Act, and is listed on the Nasdaq Capital Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Capital Market, nor has the Company received any notification that the Commission, the Nasdaq Stock Market LLC or the Financial Industry Regulatory Authority, Inc. (“FINRA”) is contemplating terminating such registration or listing.

(u)     Non-Contravention of Existing Instruments. The Company is not (i) in violation of its charter or by-laws or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which the Company is a party or by which it or any of them may be bound (including, without limitation, the Company’s Loan and Security Agreement with Venture Lending & Leasing VI, Inc. and Venture Lending & Leasing VII, Inc., as lenders), or to which any of the property or assets of the Company is subject (each, an “Existing Instrument”), except in the case of clause (ii), to the extent that any such breach or default could not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.

(v)     No Violation. The Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as hereinafter defined) under, or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, liens, charges, or encumbrances as would not, individually or in the aggregate, result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation, or administrative or court decree applicable to the Company, except for such violation as would not, individually or in the aggregate, result in a Material Adverse Change. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(w)     No Further Government Authorizations or Approvals Required. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery, and performance of this Agreement and consummation of the transactions contemplated hereby and by the Registration Statement, the General Disclosure Package and the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act, applicable state securities or blue sky laws and from FINRA.

(x)     No Material Actions or Proceedings. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is no legal or governmental action, suit or proceeding pending or, to the knowledge of the Company, threatened (i) against or affecting the Company or any of its directors and officers in their capacities as such, (ii) which has as the subject thereof any officer or director of, or property owned or leased by, the Company, (iii) relating to environmental or discrimination matters, where in any such case if determined adversely to the Company, could result in a judgment, decree, award or order that could result in a Material Adverse Change or could adversely affect the consummation of the transactions contemplated by this Agreement.

(y)     Labor Matters. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is threatened or imminent. The Company has not received written notice of any existing or imminent labor disturbance by the employees of any of its principal suppliers that might be expected to result in a Material Adverse Change.

(z)     Intellectual Property Rights. The Company owns or possesses sufficient trademarks, trade names, patent rights, patents, know-how, collaborative research agreements, inventions, servicemarks, copyrights, licenses, approvals, trade secrets, and other similar rights (collectively, “Intellectual Property Rights”) necessary to conduct its business as now conducted, as proposed to be conducted, as described in the Registration Statement, the General Disclosure Package and the Prospectus, and any respective amendments or supplements thereto. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any notice of, and has no knowledge of, any infringement of or conflict with asserted rights of the Company by others with respect to any Intellectual Property Rights (other than any matter determined to be immaterial by the Company). Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, there is no claim being made against the Company regarding any kind of Intellectual Property Right. Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, the Company does not, in the conduct of its business as now or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, infringe or conflict with any right or patent of any third party, or any discovery, invention, product, or process which is the subject of a patent application filed by any third party, known to the Company, which such infringement or conflict is reasonably likely to result in a Material Adverse Change.

(aa)     All Necessary Permits, etc. The Company possesses such valid and current certificates, authorizations, licenses or permits issued by the appropriate state, federal, or foreign regulatory agencies, self-regulatory organizations or other bodies necessary to conduct their respective businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit the effect of which could result in a Material Adverse Change.

(bb)     Title to Properties. The Company has good and marketable title in fee simple to all real property and good and marketable title to all other properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Registration Statement, the General Disclosure Package and the Prospectus), in each case free and clear of any security interests, mortgages, pledges, liens, encumbrances, equities, claims, and other defects or restrictions of any kind, except as described in the Registration Statement, the General Disclosure Package and the Prospectus. The real property, improvements, buildings, equipment, and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment, or personal property by the Company.

(cc)     Tax Law Compliance. The Company has filed all necessary federal, state, and foreign income and franchise tax returns required to be filed through the date hereof or has properly requested extensions thereof and has paid all material taxes required to be paid by it and, if due and payable, any related or similar assessment, fine, or penalty levied against it except as may be being contested in good faith and by appropriate proceedings. The Company has made adequate charges, accruals, and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state, and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined. The Company is not aware of any material tax deficiency that has been or is likely to be asserted or threatened against the Company.

(dd)     No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Offered Shares.

(ee)     Company Not an “Investment Company”. The Company is not, and after receipt of payment for the Offered Shares and after application of the net proceeds from the Offered Shares as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, an “investment company,” or an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

(ff)     Insurance. The Company is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for their businesses including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism, earthquakes, general liability, and Directors and Officers liability. The Company has no reason to believe that it will not be able (i) to renew its existing insurance coverage as and when such policies expire, or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change.

(gg)     No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action which constitutes, was designed to, or that might be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(hh)     Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required by the Securities Act to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(ii)     No Unlawful Contributions or Other Payments. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or other person purporting to act on behalf of the Company has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(jj)     Compliance with Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(kk)     Compliance with OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ll)     Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(mm)     Compliance with Environmental Laws. The Company (i) is in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, decisions and orders relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (ii) has received and is in material compliance with all Permits required of it under applicable Environmental Laws to conduct its business; and (iii) has not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in any such case for any such failure to comply, failure to receive required Permits or liability as would not, individually or in the aggregate, result in a Material Adverse Effect.

(nn)     ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations promulgated thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as hereinafter defined) are in compliance in all respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations promulgated thereunder (collectively, the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of their ERISA Affiliates has incurred or expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975, or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(oo)     Margin Rules. Neither the issuance, sale and delivery of the Offered Shares nor the application of the proceeds thereof by the Company as described in the Registration Statement, the General Disclosure Package and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(pp)     Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the General Disclosure Package and the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

Any certificate signed by an officer of the Company and delivered to the Representative or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

Section 2.     Purchase, Sale and Delivery of the Offered Shares.

(a)     The Firm Offered Shares. The Company agrees to issue and sell to the several Underwriters the Firm Offered Shares upon the terms herein set forth. On the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the respective number of Firm Offered Shares set forth opposite their names on Schedule A (the “List of the Underwriters”) attached hereto. The purchase price per Firm Offered Share to be paid by the several Underwriters to the Company shall be $1.88 per share.

(b)     The First Closing Date. Delivery of certificates for the Firm Offered Shares to be purchased by the Underwriters and payment therefor shall be made at the offices of Lowenstein Sandler LLP, 1251 Avenue of the Americas, New York, New York 10020 (or such other place as may be agreed to by the Company and the Representative) at 10:00 a.m., New York time, on July 28, 2014, or such other time and date not later than ten business days after such date as shall be agreed upon by the Representative and the Company (the time and date of such closing are called the “First Closing Date”); provided, however, that if the Company has not made available to the Representative copies of the Prospectus within the time provided in Section 2(g) (the “Payment for the Offered Shares”) and Section 3(d) (the “Copies of Any Amendments and Supplements to the Prospectus”) hereof, the Representative may, in its sole discretion, postpone the First Closing Date until no later than two (2) full business days following delivery of copies of the Prospectus to the Representative. The Company hereby acknowledges that circumstances under which the Representative may provide notice to postpone the First Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 10 (the “Default of One or More of the Several Underwriters”).

(c)     The Optional Offered Shares; the Second Closing Date. In addition, on the basis of the representations, warranties, and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to an aggregate of 750,000 Optional Offered Shares from the Company at the purchase price per share to be paid by the Underwriters for the Firm Offered Shares. The option granted hereunder is for use by the Underwriters solely in covering any over-allotments in connection with the sale and distribution of the Firm Offered Shares. The option granted hereunder may be exercised at any time (but not more than once) upon notice by the Representative to the Company, which notice may be given at any time within thirty (30) days from the date of this Agreement. Such notice shall set forth (i) the aggregate number of Optional Offered Shares as to which the Underwriters are exercising the option, (ii) the names and denominations in which the certificates for the Optional Offered Shares are to be registered, and (iii) the time, date, and place at which such certificates will be delivered (which time and date may be simultaneous with, but not earlier than, the First Closing Date, and in such case the term “First Closing Date” shall refer to the time and date of delivery of certificates for the Firm Offered Shares and the Optional Offered Shares). Such time and date of delivery of the Optional Offered Shares, if subsequent to the First Closing Date, is called the “Second Closing Date” and shall be determined by the Representative and shall not be earlier than three (3) nor later than five (5) full business days after delivery of such notice of exercise. If any Optional Offered Shares are to be purchased, each Underwriter agrees, severally and not jointly, to purchase the number of Optional Offered Shares (subject to such adjustments to eliminate fractional shares as the Representative may determine) that bears the same proportion to the total number of Optional Offered Shares to be purchased as the number of Firm Offered Shares set forth on the List of the Underwriters opposite the name of such Underwriter bears to the total number of Firm Offered Shares. The Representative may cancel the option at any time prior to its expiration by giving written notice of such cancellation to the Company.

(d)     Public Offering of the Offered Shares. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Offered Shares as soon after this Agreement has been executed as the Representative, in its sole judgment, has determined is advisable and practicable.

(e)     Payment for the Offered Shares. Payment for the Offered Shares shall be made at the First Closing Date (and, if applicable, at the Second Closing Date) by wire transfer of immediately available funds to the order of the Company.

It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Firm Offered Shares and any Optional Offered Shares that the Underwriters have agreed to purchase. JMP, individually and not as the Representative of the Underwriters, may (but shall not be obligated to) make payment for any Offered Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(f)     Delivery of the Offered Shares. The Company shall deliver, or cause to be delivered, a credit representing the Firm Offered Shares to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters at the First Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The Company shall also deliver, or cause to be delivered, a credit representing the Optional Offered Shares that the Representative and the Underwriters have agreed to purchase to an account or accounts at The Depository Trust Company as designated by the Representative for the accounts of the Representative and the several Underwriters, at the Second Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Notwithstanding the foregoing, to the extent the Representative so elects at least three (3) full business days prior to the First Closing Date or the Second Closing Date, as the case may be, the Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters, certificates for the Firm Offered Shares and the Optional Offered Shares the Underwriters have agreed to purchase from them at the First Closing Date or the Second Closing Date, as the case may be. In such case, the certificates for the Offered Shares shall be in definitive form and registered in such names and denominations as the Representative shall have requested at least two (2) full business days prior to the First Closing Date (or the Second Closing Date, as the case may be) and shall be made available for inspection on the business day preceding the First Closing Date (or the Second Closing Date, as the case may be) at a location in San Francisco as the Representative may designate.

(g)     Delivery of Prospectus to the Underwriters. Not later than 12:00 p.m. on the second business day following the date that the Offered Shares are first released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Representative shall request.

Section 3.     Additional Covenants of the Company.

The Company further covenants and agrees with each Underwriter as follows:

(a)     Required Filings. The Company will file the Final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Shares; and, if requested by the Representative, the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters prior to 7:00 a.m., San Francisco time, on the business day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request.

(b)     Delivery of Copies. At the request of the Representative, the Company will deliver, without charge, (i) to the Representative, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)     Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement, the Preliminary Prospectus or the Prospectus, the Company will furnish to the Representative and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative(s) reasonably objects. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(d)     Notice to the Representative. After the date of this Agreement, the Company shall promptly advise the Representative in writing of (i) the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus, (iii) the time and date that any post-effective amendment to the Registration Statement becomes effective, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order preventing or suspending the use of any Preliminary Prospectus, free writing prospectus (as such term is defined in Rule 405 under the Securities Act) or the Prospectus, or of any proceedings to remove, suspend, or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threat or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time, the Company will use its reasonable best efforts to obtain the lifting of such order at the earliest possible moment.

(e)     Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representative may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the First Closing Date (i) any event shall occur or condition shall exist as a result of which the General Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the General Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representative(s) may designate, such amendments or supplements to the General Disclosure Package as may be necessary so that the statements in the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the General Disclosure Package will comply with law.

(f)     Blue Sky Compliance. The Company shall reasonably cooperate with the Representative and counsel for the Underwriters to qualify or register the Offered Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws, Canadian provincial securities laws, or the securities laws of those jurisdictions designated by the Representative, and will make such applications, file such documents, and furnish such information as may be required for that purpose. The Company shall comply with such laws and shall continue such qualifications, registrations, and exemptions in effect so long as required to continue such qualifications for so long a period as the Representative may request for the distribution of the Offered Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it is not presently subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Offered Shares for offering, sale, or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose. In the event of the issuance of any order suspending such qualification, registration, or exemption, the Company shall use its reasonable best efforts to obtain the withdrawal thereof at the earliest possible moment.

(g)     Use of Proceeds. The Company shall apply the net proceeds from the sale of the Offered Shares sold by it in the manner described under the caption “Use of Proceeds” in the Prospectus.

(h)     Transfer Agent. The Company shall maintain, at its expense, a registrar and transfer agent for the Common Stock.

(i)     Earnings Statement. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(j)     Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the Nasdaq Capital Market all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Offered Shares as may be required under Rule 463 under the Securities Act.

(k)     Agreement Not to Offer or Sell Additional Securities. For a period of 90 days after the date of Prospectus (the “Lock-up Period”), the Company will not (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of the Representative, other than (A) the Offered Shares to be sold hereunder, (B) shares or options to purchase its Common Stock issued pursuant to any stock option plan, stock bonus, or other stock plan or arrangement approved by the Board of Directors of the Company and described in the Prospectus, (C) Common Stock upon the exercise of such options described in clause (B), but in the case of Lock-Up Participants only if the holders of such shares, options, or shares issued upon exercise of such options, agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during the Lock-up Period without the prior written consent of JMP (which consent may be withheld in its sole discretion) or (D) Common Stock upon the conversion of the Series A-1 Preferred Stock outstanding on the date hereof or the exercise of any warrants outstanding on the date hereof, but in the case of Lock-Up Participants only if the holders of such shares agree in writing not to sell, offer, dispose of or otherwise transfer any such shares or options during the Lock-up Period without the prior written consent of JMP (which consent may be withheld in its sole discretion). Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)     No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Shares.

(m)     Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, and maintain the listing of, the Offered Shares on the Nasdaq Capital Market.

(n)     Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14, or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

Section 4.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Offered Shares as provided herein on the First Closing Date and, with respect to the Optional Offered Shares, the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company set forth in Section 1 (the “Representations and Warranties of the Company”) hereof as of the date hereof and as of the First Closing Date as though then made and, with respect to the Optional Offered Shares, as of the Second Closing Date as though then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a)     Accountants’ Original Comfort Letter. On the date hereof, the Representative shall have received from each of McGladrey LLP and Salberg & Company, P.A., each an independent registered public accounting firm for the Company, a letter dated the date hereof addressed to the Underwriters, in form and substance satisfactory to the Representative (the “Original Comfort Letter”), containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(b)     Accountants’ Bring-down Comfort Letter. The Representative shall have received on the First Closing Date and on the Second Closing Date, as the case may be, a letter (the “Bring-down Comfort Letter”) from McGladrey LLP and Salberg & Company, P.A., addressed to the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, confirming that they are independent registered public accounting firm with respect to the Company within the applicable rules and regulations adopted by the Commission and the Public Accounting Oversight Board (United States) and as required by the Securities Act, and based upon the procedures described in the Original Comfort Letter, but carried out to a date not more than three (3) business days prior to the First Closing Date or the Second Closing Date, as the case may be, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Comfort Letter are accurate as of the First Closing Date or the Second Closing Date, as the case may be, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Comfort Letter which are necessary to reflect any changes in the facts described in the Original Comfort Letter since the date of such letter, or to reflect the availability of more recent financial statements, data, or information. The Representative shall have received an additional two (2) conformed copies of such accountants’ letters for each of the several Underwriters.

If the Bring-down Comfort Letter shall disclose any change in the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company, from that set forth in the Registration Statement, the General Disclosure Package or the Prospectus, which, in the sole judgment of the Representative, is material and adverse and that makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Registration Statement, the General Disclosure Package or the Prospectus, then this condition in this Section 4(b) shall be deemed not satisfied, and the Representative may terminate this Agreement in accordance with the last paragraph of this Section 4.

(c)     Compliance with Registration Requirements; No Stop Order; No Objection from FINRA. For the period from and after effectiveness of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i)     the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective;

(ii)     no stop order suspending the effectiveness of the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or are pending, contemplated, or threatened by the Commission;

(iii)     any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or any incorporated document or otherwise) shall have been complied with to the satisfaction of Underwriters’ Counsel; and

(iv)     FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(d)     No Material Adverse Change or Ratings Agency Change. For the period from and after the date of this Agreement and prior to the First Closing Date and, with respect to the Optional Offered Shares, prior to the Second Closing Date:

(i)     in the judgment of the Representative, there shall not have occurred any material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, earnings, operations, business, or prospects, whether or not arising from transaction in the ordinary course of business, of the Company from that set forth in the Registration Statement or Prospectus, which, in the sole judgment of the Representative, is material and adverse and that makes it, in the sole judgment of the Representative, impracticable or inadvisable to proceed with the public offering of the Offered Shares as contemplated by the Prospectus; and

(ii)     there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(e)     Opinion of Counsel to the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Morgan, Lewis & Bockius LLP, counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit A (the “Form of Legal Opinion of Counsel for the Company”) The Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may request for each of the several Underwriters.

(f)     Opinion of Intellectual Property Counsel for the Company. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Dentons, intellectual property counsel for the Company, dated as of such Closing Date, the form of which is attached hereto as Exhibit B (the “Form of Legal Opinion of Intellectual Property Counsel for the Company”). The Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may request for each of the several Underwriters.

(g)     Opinion of Counsel for the Underwriters. On each of the First Closing Date and the Second Closing Date, the Representative shall have received the favorable opinion of Lowenstein Sandler LLP, counsel for the Underwriters, dated as of such Closing Date, in form and substance satisfactory to the Representative, and the Representative shall have received such additional number of conformed copies of such counsel’s legal opinion as the Representative may request for each of the several Underwriters. The Company shall have furnished to such counsel such documents as such may have requested for the purpose of enabling them to pass upon such matters.

(h)     Officers’ Certificate. On each of the First Closing Date and the Second Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board, Chief Executive Officer or President of the Company and the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of such Closing Date, to the effect set forth in subsection (c)(ii) (“Compliance with Registration Requirements; No Stop Order; No Objection from FINRA”) and subsection (d) (“No Material Adverse Change”) of this Section 5, and further to the effect that:

(i)     Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company, incurred by the Company, except obligations incurred in the ordinary course of business, (d) any change in the capital stock or outstanding indebtedness that is material to the Company, (e) any dividend or distribution of any kind declared, paid, or made on the capital stock of the Company, or (f) any loss or damage (whether or not insured) to the property of the Company which has been sustained or will have been sustained which has a material adverse effect on the condition (financial or otherwise), earnings, operations, business, or business prospects of the Company;

(ii)     When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, (a) the Registration Statement, the General Disclosure Package and the Prospectus, and any amendments or supplements thereto and the incorporated documents, when such incorporated documents became effective or were filed with the Commission, contained all material information required to be included therein by the Securities Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act or the Exchange Act, as the case may be; (b) the Registration Statement and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (c) the General Disclosure Package and the Prospectus and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (d) there has occurred no event required to be set forth in the Registration Statement, the General Disclosure Package, or an amended or supplemented Prospectus which has not been so set forth;

(iii)     the representations, warranties, and covenants of the Company in this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iv)     the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(i)     Chief Financial Officer’s Certificate. On the Closing Date and the Second Closing Date, there shall have been furnished to the Representative a certificate, dated the Closing Date and the Second Closing Date, and addressed to the Representative, signed by the chief financial officer of the Company, in form and substance reasonably satisfactory to the Representative.

(j)     Lock-Up Agreement from Certain Securityholders of the Company. On the date hereof, the Company shall have furnished to the Representative an agreement in the form of Exhibit C (the “Form of Lock-up Agreement”) attached hereto from the officers and directors of the Company set forth on Schedule C to this Agreement, and each beneficial owner of five percent (5%) or more of the issued and outstanding capital stock of the Company (as defined and determined according to Rule 13d-3 under the Exchange Act) set forth on Schedule C to this Agreement (the parties set forth on Schedule C to this Agreement collectively, the “Lock-Up Participants”). Such agreement shall be in full force and effect on each of the First Closing Date and the Second Closing Date.

(k)     Additional Documents. On or before each of the First Closing Date and the Second Closing Date, the Representative and counsel for the Underwriters shall have received such information, documents, and opinions as they may require for the purposes of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the First Closing Date and, with respect to the Optional Offered Shares, at any time prior to the Second Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (the “Payment of Expenses”), Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), Section 9 (“Contribution”), and Section 12 (the “Representations and Indemnities to Survive Delivery”) shall at all times be effective and shall survive such termination.

Section 5.     Payment of Expenses. The Company agrees to pay all costs, fees, and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby, including without limitation (i) all expenses incident to the issuance and delivery of the Offered Shares (including all printing and engraving costs), (ii) all fees and expenses of the registrar and transfer agent of the Common Stock, (iii) all necessary issue, transfer, and other stamp taxes in connection with the issuance and sale of the Offered Shares to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants, and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping, and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents, and certificates of experts), each Preliminary Prospectus and the Prospectus, each Issuer Free Writing Prospectus and all amendments and supplements thereto, and this Agreement, (vi) all filing fees, attorneys’ fees, and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Shares for offer and sale under the state securities or blue sky laws or the provincial securities laws of Canada, and, if requested by the Representative, preparing and printing a “Blue Sky Survey,” an “International Blue Sky Survey,” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the fees and expenses of counsel for the Underwriters in connection with, FINRA’s review and approval of the Underwriters’ participation in the offering and distribution of the Offered Shares; provided, that such expenses shall not exceed $20,000 in the aggregate, (viii) the fees and expenses associated with listing the Offered Shares on the Nasdaq Capital Market, (ix) all costs and expenses incident to the travel and accommodation of the Company’s employees on the “roadshow,” (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Offered Shares made by the Underwriters caused by a breach of the Company’s representations in Section 1, and (xi) all other fees, costs, and expenses referred to in Item 14 of Part II of the Registration Statement. Except as provided in this Section 5, Section 6 (the “Reimbursement of Underwriters’ Expenses”), Section 8 (“Indemnification”), and Section 9 (“Contribution”) hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.

Section 6.     Reimbursement of the Underwriters’ Expenses.

If this Agreement is terminated by the Representative pursuant to Section 4 (“Conditions of the Obligations of the Underwriters”), Section 9 (“Default of One or More of the Several Underwriters”) or Section 10 (“Termination of this Agreement”), or if the sale to the Underwriters of the Offered Shares on the First Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Representative and the other Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all reasonable and documented out-of-pocket expenses that shall have been incurred by the Representative and the Underwriters in connection with the proposed purchase and the offering and sale of the Offered Shares, including, without limitation, fees and disbursements of counsel, printing expenses, travel and accommodation expenses, postage, facsimile, and telephone charges.

Section 7.     Indemnification.

(a)     Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act against any Loss (as hereinafter defined) to which such Underwriter or such controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus or the omission or alleged omission therefrom necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) upon any untrue statement or alleged untrue statement of a material fact contained in any General Disclosure Package, Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iv) in whole or in part upon any inaccuracy in the representations and warranties of the Company contained herein; or (v) in whole or in part upon any failure of the Company to perform its obligations hereunder or under law applicable to the offering and sale of the Offered Shares; or (vi) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Offered Shares, and including, without limitation, statements communicated to securities analysts employed by the Underwriters; or (vii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Common Stock or the offering contemplated hereby, and which is included as part of or referred to in any Loss arising out of or based upon any matter covered by clause (i), (ii), (iii), (iv), (v) or (vi) above, provided, however, that the Company shall not be liable under this clause (vii) to the extent that a court of competent jurisdiction shall have determined by a final judgment that Loss resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its bad faith or willful misconduct; and to reimburse each Underwriter and each such controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Representatives) as such expenses are incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss; provided, however, that the foregoing indemnity agreement shall not apply to any Loss to the extent, but only to the extent, such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, the General Disclosure Package or any Preliminary Prospectus, or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus; provided, further, that with respect to any Preliminary Prospectus, the foregoing indemnity agreement shall not inure to the benefit of any Underwriter from whom the person asserting any Loss purchased Offered Shares, or any person controlling such Underwriter, if copies of the Prospectus were timely delivered to the Underwriter pursuant to Section 2 (the “Purchase, Sale, and Delivery of the Offered Shares”) and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to the person asserting such Loss, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such Loss. “Loss” shall be defined as any loss, claim, damage, liability, expense, or action, as incurred, suffered by the specified person (collectively, the “Losses”). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)     Indemnification of the Company, Its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any Loss to which the Company, or any such director, officer, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such Loss (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue or alleged untrue statement of a material fact contained in the any Preliminary Prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company, or any such director, officer, or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating, defending, settling, compromising, or paying any such Loss. The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)     Information Provided by the Underwriters. The Company and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the General Disclosure Package, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) are the statements set forth in the third, ninth, tenth, eleventh, twelfth, fifteenth and sixteenth paragraphs under the caption “Underwriting” in the Prospectus, and the Underwriters confirm that such statements are correct.

(d)     Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability hereunder to the extent it is not materially prejudiced as a proximate result of such failure and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (JMP in the case of Section 8(b) and Section 9 (“Contribution”)), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party.

(e)     Settlements. The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any Loss by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by such indemnifying party of the aforesaid request, and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise, or consent to the entry of judgment in any pending or threatened action, suit, or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise, or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit, or proceeding, and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of any indemnified party.

Section 8.     Contribution.

If the indemnification provided for in Section 8 (“Indemnification”) is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any Loss referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any Loss referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Offered Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements, omissions, or inaccuracies in the representations and warranties herein which resulted in such Loss, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Offered Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Offered Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus bear to the aggregate initial public offering price of the Offered Shares as set forth on such cover. The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

The amount paid or payable by an indemnified party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(d) (“Notifications and Other Indemnification Procedures”), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. The provisions set forth in Section 8(d) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(d) for purposes of indemnification.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

The Underwriters’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in the List of Underwriters attached as Schedule A attached hereto. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Offered Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each officer and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company with the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

Any Loss for which an indemnified party is entitled to indemnification or contribution under this Section 9 shall be paid by the indemnifying party to the indemnified party as such Loss is incurred, but in all cases, no later than forty-five (45) days of invoice to the indemnifying party.

Section 9.     Default of One or More of the Several Underwriters. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the several Underwriters shall fail or refuse to purchase Offered Shares that it or they have agreed to purchase hereunder on such date, and the aggregate number of Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate number of the Offered Shares to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the number of Firm Offered Shares set forth opposite their respective names on Schedule A (“List of Underwriters”) attached hereto bears to the aggregate number of Firm Offered Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase the Offered Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the First Closing Date or the Second Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Offered Shares and the aggregate number of Offered Shares with respect to which such default occurs exceeds ten percent (10%) of the aggregate number of Offered Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Offered Shares are not made within forty-eight (48) hours after such default, this Agreement shall terminate without liability of any party to any other party and the Company shall have no liability to reimburse the Underwriters for the fees and disbursements of counsel to the Underwriters (including reasonable fees related to clauses (vi) and (vii) of Section 5 (“Payment of Expenses”)) or any other out-of-pocket expenses, including professional fees, that shall have been incurred by the Underwriters, except that the provisions of Section 8 (“Indemnification”), and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

As used in this Agreement, the term “Underwriter” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

Section 10.     Termination of This Agreement. Prior to the First Closing Date, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the Nasdaq Capital Market, or trading in securities generally on either the Nasdaq Stock Market or the NYSE MKT shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or FINRA; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial, or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Offered Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Change; or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident, terrorist attack, act of war or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured. Any termination pursuant to this Section 11 shall be without liability on the part of (a) the Company to any Underwriter, except that the Company shall be obligated to reimburse the expenses of the Representative and the Underwriters pursuant to Section 5 (the “Payment of Expenses”) and Section 6 (the “Reimbursement of Underwriters’ Expenses”) hereof, (b) any Underwriter to the Company, or (c) of any party hereto to any other party except that the provisions of Section 8 (“Indemnification”) and Section 9 (“Contribution”) shall at all times be effective and shall survive such termination.

Section 11.     Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers, or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Offered Shares sold hereunder and any termination of this Agreement.

Section 12.     Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

JMP Securities LLC

600 Montgomery Street

Suite 1100

San Francisco, California 94111

Facsimile: (415) 835-8920

Attention: Mr. Carter D. Mack

with a copy to:

Lowenstein Sandler LLP

1251 Avenue of the Americas

New York, New York 10020

Facsimile: (973) 597-2477

Attention: Mr. Steven M. Skolnick

If to the Company:

MeetMe, Inc.

100 Union Square Drive

New Hope, Pennsylvania 18938

Facsimile: (215) 933-6848

Attention: Mr. Frederic Beckley

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, Pennsylvania

Facsimile: (877) 432-9652

Attention: Mr. James W. McKenzie, Jr.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 10 (the “Default of One or More of the Several Underwriters”), and to the benefit of the employees, officers and directors and controlling persons referred to in Section 8 (“Indemnification”) and Section 9 (“Contribution”), and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Offered Shares as such from any of the Underwriters merely by reason of such purchase.

Section 14.     Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph, or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph, or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15.     Governing Law Provisions.

(a)     Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b)     Consent to Jurisdiction. Any legal suit, action, or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action, or proceeding. Service of any process, summons, notice, or document by mail to such party’s address set forth above shall be effective service of process for any suit, action, or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action, or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action, or other proceeding brought in any such court has been brought in an inconvenient forum.

(c)     Waiver of Immunity. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment), and execution to which it might otherwise be entitled in the Specified Courts. With respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 16.     No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Offered Shares pursuant to this Agreement, including the determination of the public offering price of the Offered Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the several Underwriters, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or any of their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

Section 17.     General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings, and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Table of Contents and the Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification provisions of Section 8 (“Indemnification”) and the contribution provisions of Section 9 (“Contribution”), and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Sections 8 and 9 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs, and its business in order to assure that adequate disclosure has been made in the Registration Statement, any Preliminary Prospectus, and the Prospectus (and any amendments and supplements thereto) and any Issuer Free Writing Prospectus, as required by the Securities Act and the Exchange Act.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

MEETME, INC.

By:     /s/ Geoffrey Cook

Name:     Geoffrey Cook

Title:     Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative in San Francisco, California as of the date first above written.

JMP SECURITIES LLC

Acting as Representative of the

several Underwriters named in

the Schedule A (the “List of the

Underwriters”) attached hereto.

By JMP SECURITIES LLC

By:      /s/ Peter Blackwood

Name:     Peter A. Blackwood

Title:     Managing Director

SCHEDULE A

LIST OF THE UNDERWRITERS

Underwriters	Number of Firm Offered Shares To be Purchased
JMP Securities LLC	2,500,000
Northland Securities, Inc.	1,250,000
Janney Montgomery Scott LLC	1,250,000
Total	5,000,000

SCHEDULE B

1.             GENERAL DISCLOSURE PACKAGE

None.

2.             FINAL PRICING INFORMATION

Issuer:	MeetMe, Inc. (the “Company”)
Symbol:	MEET
Security:	5,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company
Over-allotment option:	750,000 shares of Common Stock
Public offering price:	$2.00 per share
Underwriting discounts and commissions:	$0.12 per share
Net proceeds (excluding the over-allotment):	$9.1 million (after deducting the underwriters’ discounts and commissions and estimated offering expenses payable by the Company)
Trade date:	July 23, 2014
Settlement date:	July 28, 2014
Underwriters:	JMP Securities LLC, Northland Securities, Inc. and Janney Montgomery Scott LLC